UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 23, 2007

GENTA INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19635 (Commission File Number)	33-0326866 (IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ (Address of Principal Executive Offices)	07922 (Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 23, 2007, Genta Incorporated, (the Company), announced the presentation of new data showing that Genasense® (oblimersen sodium) Injection, its lead anticancer compound, can be safely administered in high doses by a brief intravenous (IV) infusion. The new data were presented by Dr. Anthony Tolcher, Director of Clinical Research, South Texas Accelerated Research Therapeutics (START), and Clinical Professor of Medicine, University of Texas Health Science Center, San Antonio, TX. The presentation was made during the “Molecular Targets and Therapeutics” meeting in San Francisco, CA, which was jointly sponsored by the U.S. National Cancer Institute (NCI), the American Association for Cancer Research (AACR), and the European Organization for the Research and Treatment of Cancer (EORTC).

High-dose IV injections of so-called “first generation” antisense compounds, known as phosphorothioates, have been associated with severe toxicity in monkey studies. As a consequence, clinical use of these drugs has sought to avoid high plasma concentrations by using continuous IV administration of low doses. During its Phase 3 clinical trials, Genta developed a safety database involving patients who tolerated accidental overdoses, which suggested that the animal experience might not be clinically predictive. Additional preclinical data have also suggested that intermittent high-dose injections are associated with equal or superior antitumor efficacy. The Company has now developed clinical data that establishes Genasense can be safely administered by both subcutaneous injection as well as brief IV infusion.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company dated October 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED
Date: October 23, 2007	By:	/s/ RICHARD J. MORAN
Name: Richard J. Moran
Title: Senior Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Page
99.1	Press Release of the Company dated October 23, 2007